UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 20, 2013

Yadkin Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)

(336) 526-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a)                            Departure of Directors.

On December 20, 2013, Mr. James N. Smoak, a Director of Yadkin Financial Corporation (the “Company”) and Yadkin Bank (the “Bank”), resigned from his position as Director to each of the Company and the Bank due to a disagreement relating to the Company’s growth strategy, effective as of December 20, 2013.  Mr. Smoak notified the Board of Directors of his resignation verbally.

At the time of his resignation, Mr. Smoak also served on the Company’s Audit Committee. Mr. Smoak also served on the Bank’s ALCO Committee, Directors Loan Committee, and Capital Committee.

The Company does not anticipate immediately filling the vacancy on the board caused by Mr. Smoak’s resignation at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN FINANCIAL CORPORATION

Dated: December 27, 2013	By:	/s/ Jan H. Hollar
Jan H. Hollar
Chief Financial Officer